Exhibit 5.1

811 Main Street, Suite 3700
Houston, TX 77002
Tel: +1.713.546.5400 Fax: +1.713.546.5401
www.lw.com

FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
	Chicago	Riyadh
August 26, 2022	Dubai	San Diego
	Düsseldorf	San Francisco
	Frankfurt	Seoul
	Hamburg	Shanghai
	Hong Kong	Silicon Valley
	Houston	Singapore
	London	Tel Aviv
Quanta Services, Inc.	Los Angeles	Tokyo
2800 Post Oak Boulevard, Suite 2600	Madrid	Washington, D.C.
Houston, Texas 77056

Re:	Registration Statement on Form S-8; 2,791,027 shares of common stock, par value $0.00001 per share, of Quanta Services, Inc.

To the addressees set forth above:

We have acted as special counsel to Quanta Services, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 2,791,027 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), comprised of (i) 2,173,000 shares of Common Stock that may be issued pursuant to Amendment No. 1 to the Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan (as amended or restated from time to time, the “2019 Plan”), (ii) 305,240 shares of Common Stock subject to awards previously granted under the 2019 Plan that have been forfeited, canceled, expired or otherwise settled without the issuance of shares, and (iii) 312,787 shares of Common Stock subject to awards previously granted under the Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan that have been forfeited, canceled, expired or otherwise settled without the issuance of shares after May 23, 2019, the date of the Company’s stockholder approval of the 2019 Plan. The Shares are included in a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 26, 2022 (the “Registration Statement”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related applicable prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. We are opining herein only as to the General Corporation Law of the State of Delaware, as amended (“DGCL”), and we express no opinion with respect to any other laws.

August 26, 2022

Subject to the foregoing and the other matters set forth herein, it is our opinion, as of the date hereof, that when the Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipients thereof, and have been issued by the Company for legal consideration in excess of par value thereof in the circumstances contemplated by the 2019 Plan, assuming in each case that the individual grants or awards under the 2019 Plan are duly authorized by all necessary corporate action and duly granted or awarded and exercised in accordance with the requirements of law and the 2019 Plan, the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP